Exhibit 99.1

APRIL 29, 2009

US GOLD ANNOUNCES COMMON STOCK OFFERING

TORONTO, ONTARIO (APRIL 29, 2009) US GOLD CORPORATION (NYSE Amex:UXG) (TSX:UXG) (the “Company” or “US Gold”), a U.S. and Mexico focused gold & silver exploration company,  is pleased to announce that it intends to offer 20 million shares of its common stock pursuant to the Company’s shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) and a shelf prospectus filed with certain Canadian securities regulatory authorities. Rob McEwen, the Company’s Chairman and CEO, intends to purchase shares of the common stock in this offering. The Company intends to grant the underwriters a 30-day option to purchase up to 3 million additional shares of common stock to cover over-allotments, if any.

US Gold intends to use the majority of the net proceeds of this offering to fund its ongoing exploration in Nevada’s Cortez Trend and in Mexico, as more particularly described in the prospectus supplement filed today with the SEC and Canadian security regulatory authorities.  The remaining proceeds will be used for general corporate purposes.

GMP Securities L.P. and Dahlman Rose & Company, LLC are acting as joint book-runners for the offering.

The offering is being made by way of a registration statement, which has been declared effective by the SEC, a base shelf prospectus and a prospectus supplement each of which has been filed with the SEC and each of the Provincial securities regulatory authorities in Canada, other than Quebec. A copy of the preliminary prospectus supplement incorporating the base shelf prospectus relating to the offering may be obtained by either contacting the underwriters, by accessing the SEC website, www.sec.gov, or by accessing the website maintained by the Canadian securities regulatory authorities, SEDAR, at www.sedar.com.

In the United States from:

GMP Securities L.P.

Attn: New Issues Department

145 King Street West, Suite 300

Toronto, Ontario M5H 1J8

Canada

Phone: 416-943-6130

Fax: 416-943-6134

Email: ECM@gmpsecurities.com

Dahlman Rose & Company, LLC

Attn: Prospectus Dept.

142 West 57th Street

18th Floor

New York, NY 10019

Phone: 212-702-4521

Fax: 212-920-2952

Email:  ECM@dahlmanrose.com

In Canada from :

GMP Securities L.P.

Attn: New Issues Department

145 King Street West, Suite 300

Toronto, Ontario M5H 1J8

Canada

Phone: 416-943-6130

Fax: 416-943-6134

Email: ECM@gmpsecurities.com

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement, the prospectus or the Company’s shelf registration statement. A registration statement relating to the securities has been filed with the SEC and became effective April 23, 2009. A preliminary prospectus supplement relating to the offering has been filed with the SEC. A shelf prospectus has been filed with the securities regulatory authorities in certain provinces in Canada and a preliminary prospectus supplement was filed with such regulatory authorities.

Cautionary “safe harbor” statement under applicable securities laws: With the exception of historical matters, the matters discussed in this press release include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding future sales of common stock and the use of proceeds from such sales. Factors that could cause actual results to differ materially from projections or estimates include, among others, precious metals prices, economic and market conditions, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2008, as amended, and other filings with the SEC. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

ABOUT US GOLD

US Gold Corporation is a Colorado incorporated gold and silver exploration company exploring next to Barrick’s large Cortez Hills deposits in northeastern Nevada and a high-grade silver and gold discovery in north-western Mexico. US Gold’s shares trade on the NYSE Amex and Toronto Stock Exchanges under the symbol UXG.

For further information contact:

Ian Ball	Mailing Address
VP, Mexico	99 George Street, 3rd Floor
Tel: (647) 258-0395	Toronto, ON M5A 2N4
Toll Free: (866) 441-0690	E-mail: info@usgold.com
Fax: (647) 258-0408